EXHIBIT 10.26

RELEASE

RELEASE effective as of the date set forth below, by LATITUDE GLOBAL, INC., a Florida corporation with an address at 6022 San Jose Boulevard, Jacksonville, Florida 32217 (“RELEASOR”), in favor of BLINK COUTURE, INC., a Delaware corporation, and LATITUDE GLOBAL ACQUISITION CORP., a corporation previously formed and existing under the laws of the State of Florida and dissolved by administrative dissolution on September 28, 2012, each with an address at c/o Regent Private Capital, LLC, 5727 South Lewis Avenue, Tulsa Oklahoma 74105 (collectively “RELEASEES”).

WHEREAS, pursuant to a Termination and Release Agreement, by and among RELEASOR and RELEASEES, dated as of December 5, 2012 (the “Termination Agreement”), the RELEASOR, pursuant to the authorization of its Board of Directors, has agreed to provide this RELEASE to the RELEASEES;

NOW, THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) and the additional consideration provided pursuant to the terms of the Termination Agreement, the receipt and sufficiency of which payment from RELEASEES is hereby acknowledged, RELEASOR, for itself, and its officers, directors, shareholders, successors and assigns, hereby fully releases, discharges and acquits RELEASEES and each of their present and former officers, directors, shareholders, agents and attorneys, and each of their heirs, executors, administrators, successors and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of any kind or nature whatsoever, at law, admiralty or in equity which RELEASOR ever had, now has or hereafter can, shall or may have, which are or may be based upon any facts, acts, conduct, representations, omissions, contracts, claims, events, causes, matters or things of any kind or character, whatsoever, existing or occurring at any time on or before the date of this RELEASE, relating solely to RELEASEES’ liabilities and obligations under the terms and conditions of that certain Agreement and Plan of Merger by and among RELEASOR and RELEASEES, dated as of November 10, 2011; provided, however, that RELEASOR shall not release RELEASEES with respect to any of their respective obligations under the Termination Agreement.

This RELEASE may not be changed orally.

IN WITNESS WHEREOF, the RELEASOR, through the acts of each of its properly authorized officers, has hereunto executed this RELEASE as of the 6th day of December 2012.

LATITUDE GLOBAL, INC.

By:	/s/ Brent W. Brown
Brent W. Brown
Chief Executive Officer

STATE OF      FLORIDA                  )
     ss:
COUNTY OF  DUVAL                      )

On the 6th day of December, 2012, before me, the undersigned, personally appeared BRENT W. BROWN on behalf of LATITUDE GLOBAL, INC., and personally is known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Chief Executive Officer, and that by his signature on the instrument executed the instrument on behalf of LATITUDE GLOBAL, INC.

/s/ Sharon L. Brown
Notary Public
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